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                                                                     Exhibit 3.1

        STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1522 (Rev 90)


     In compliance with the requirements of 15 Pa.C.S. (SS) 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1. The name of the corporation is:     PPG Industries, Inc.
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2. (Check and complete one of the following):

      The resolution amending the Articles under 15 Pa.C.S. (SS) 1522(b)
  ---
      (relating to divisions and determinations by the board), set forth in full, is as follows:

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  X   The resolution amending the Articles under 15 Pa.C.S. (SS) 1522(b) is set
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      forth in full in Exhibit A attached hereto and made a part hereof.


3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. (SS) 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 2,000,000
                                                                   ---------
   shares.

4. The resolution was adopted by the Board of Directors or an authorized committee thereof on: February 19, 1998
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5. (Check, and if appropriate complete, one of the following):

      The resolution shall be effective upon the filing of this statement with
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      respect to shares in the Department of State.

   X  The resolution shall be effective on: April 21, 1998      at    12:00 a.m.
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                                                  Date                 Hour

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 2nd day of March, 1998.
                                                       ---        ------   --


                                                     PPG Industries, Inc.
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                                                    (Name of Corporation)

                                       BY:          /s/ H. Kennedy Linge
                                           -------------------------------------
                                                        (Signature)

                                       TITLE: Vice President, Associate General
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                                                   Counsel and Secretary

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                                                                       Exhibit A

     RESOLVED FURTHER, that, effective at 12:00 a.m. prevailing time in Pittsburgh, Pennsylvania on April 21, 1998, the existing Series A Junior Participating Preferred Stock of the Company, established on April 21, 1988, of which no shares have been issued, shall be eliminated and withdrawn and the shares thereof previously reserved shall be returned to the status of undesignated, authorized and unissued shares of Preferred Stock of the Company;

     RESOLVED FURTHER, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Restated Articles of Incorporation as Amended, immediately following the elimination and withdrawal of the Series A Junior Participating Preferred Stock of the Company, established on April 21, 1988, a series of Preferred Stock, without par value, of the Company shall be created and the Board of Directors hereby states the designation and amount thereof and the preferences, voting rights, qualifications, privileges, limitations, options, restrictions and other special or relative rights of the shares of such series as are set forth in the statement with respect to Series A Junior Participating Preferred Stock, which is attached hereto as Exhibit I and incorporated herein by reference, and the resolution set forth in Exhibit I is hereby adopted;

     RESOLVED FURTHER, that Two Million Preferred Shares be, and they hereby are, initially reserved for issuance upon exercise of the Rights, such number to be subject to adjustment from time to time in accordance with the Rights Agreement;

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                                   Exhibit I
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     Statement with respect to Series A Junior Participating Preferred Stock, being the first series of Preferred Stock, without par value, of PPG Industries, Inc.

     RESOLVED, that this Board of Directors, pursuant to authority expressly vested on it by the provisions of the Articles of Incorporation of PPG Industries, Inc. (hereinafter called the "Corporation") hereby authorizes the issue of the first series of Preferred Stock, without par value, of the Corporation and hereby fixes the designation and relative rights and preferences thereof in addition to those set forth in said Articles of Incorporation, as follows:

     Section 1.  Designation and Amount.  The shares of such series shall be
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designated as "Series A Junior Participating Preferred Stock" (the "Series A
Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce
                                      --------
the number of shares of Series A Peferred Stock to a number less than the number of shares then outstanding plus the number of shares reseved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.  Dividends and Distributions.
                 ---------------------------

                 (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.66-2/3 per shares (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A
Preferred Stock, in an amount per share (rounded to the nearest cent)

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equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a


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date after the record date for the determination of holders of shares of Series
A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

     (D) The annual dividends on the Series A Preferred Stock shall be equal to the sum of the quarterly dividends in each year.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock
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shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per shares to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other Statement creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation


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having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.
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     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

     (ii) declare or pay dividends, or make any other distributions, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a


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purchase offer made in writing or by publication (as determined by the Board of
Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock
                 ------------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, as amended, of the Corporation, or in any other Statement creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6.  Liquidation, Dissolution or Winding Up.  Upon any liquidation,
                 ---------------------------------------
dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall


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at any time declare or pay any dividend on the Common Stock payable in shares of
Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provison in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
                 --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of Series A Preferred Stock shall
                 -------------
not be redeemable.

     Section 9.  Fractional Shares.  The Corporation may issue fractions and
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certificates representing fractions of a share of Series A

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Preferred Stock in integral multiples of 1/100th of a share of Series A
Preferred Stock, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any shares of Series A Preferred Stock, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they would be entitled as beneficial owners of shares of Series A Preferred Stock. In the event that fractional shares of Series A Preferred Stock are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Series A Preferred Stock in the proportion which such fraction bears to a full share.

     Section 10.  Amendment.  The Restated Articles of Incorporation, as
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amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.


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